EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 33‑85744, 333‑07541, 333‑85131, 333‑65812, 333‑84356, 333‑102185, 333‑112815, 333‑131703, 333‑156496, 333‑171316 and 333-186678) and Form S‑3 (Nos. 333‑69999, 333‑53484 and 333‑98475) of Abaxis, Inc. of our reports dated May 30, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
May 30, 2014